株式会社アイ・アール　ジャパン第１回新株予約権無償割当てに関するご通知

平成 25 年 4 月 30 日

[　　　　　　　　]

東京都港区北青山一丁目 2 番 3 号青山ビル 11F
株式会社アイ・アール　ジャパン
代表取締役社長・CEO　寺下　史郎

当社は、平成 25 年 4 月 12 日開催の当社取締役会において、株主の皆様に対して株式会社アイ・アール　ジャパン第 1 回新株予約権(以下「本新株予約権」といいます。)を無償で割り当てることと致しました。

当社は、下記のとおり本新株予約権を割り当てることと致しましたので、ご通知申し上げます。

記

1．割り当てる本新株予約権の数　　●個

2．割り当てる本新株予約権の内容

(1)　本新株予約権の目的である株式の種類及び数

本新株予約権 1 個当たりの目的である株式の種類及び数

Notice of Allotment of IR Japan, Inc. Stock Acquisition Rights No. 1 without Contribution

April 30, 2013

[　　　　　　　　]

IR Japan, Inc.
Shirou Terashita, Representative Director, President and CEO
11th Floor, Aoyama Building, 2-3 Kita-Aoyama 1-chome, Minato-ku, Tokyo, Japan

At the meeting of the Board of Directors of IR Japan, Inc. (the "Company") held on April 12, 2013, it was resolved that the IR Japan, Inc. Stock Acquisition Rights No. 1 (the "Stock Acquisition Rights") shall be allotted to the shareholders without contribution.

We hereby notify you that the Stock Acquisition Rights shall be allotted to you in the manner as described below:

Description

1．Number of the Stock Acquisition Rights allotted to you　●Units

2．Description of the Stock Acquisition Rights allotted to you

(1)　Class and number of the shares underlying the Stock Acquisition Rights

は、当社普通株式0.1株とします。

(2) 本新株予約権の行使に際して出資される財産の価額

① 各本新株予約権の行使に際して出資される財産の価額は、本新株予約権1個当たり600円とします。

② 本新株予約権の行使に際して出資される当社普通株式1株当たりの財産の価額は、6,000円とします。

(3) 本新株予約権の行使期間

平成25年5月17日から平成25年5月30日まで及び平成25年6月5日から平成25年6月6日までとします。

(4) 本新株予約権の行使により株式を発行する場合における増加する資本金及び資本準備金に関する事項

① 本新株予約権の行使により株式を発行する場合において増加する資本金の額は、会社計算規則第17条第1項の規定に従い算出される資本金等増加限度額の2分の1の金額とし、計算の結果1円未満の端数が生じたときは、その端数を切り上げるものとします。

② 本新株予約権の行使により株式を発行する場合において増加する資本準備金の額は、上記①記載の資本金等増加限度額から上記①に定める増加する資本金の額を減じた額とします。

(5) 本新株予約権の譲渡制限

譲渡による本新株予約権の取得については、当社取締役会の承認を要しません。

0.1 share of the Company's common stock shall be issued for each Stock Acquisition Right.

(2) Value of the property to be contributed when the Stock Acquisition Right is exercised

(i) 600 yen shall be paid per one Stock Acquisition Right upon exercise.

(ii) 6,000 yen shall be paid per one share of the Company's common stock upon exercise.

(3) Period during which the Stock Acquisition Rights can be exercised

The exercise period shall be from May 17, 2013 to May 30, 2013 and from June 5, 2013 to June 6, 2013.

(4) Matters regarding the capital and capital reserve that will be increased in cases where shares will be issued as a result of the exercise of the Stock Acquisition Rights

(i) The amount of capital that will be increased in cases where shares will be issued as a result of the exercise of the Stock Acquisition Rights shall be equivalent to one half of the maximum amount of capital increase calculated in accordance with Article 17, paragraph 1 of the Ordinance on Company Accounting, with any fraction of less than one yen as a result of such calculation rounded up to the nearest one yen.

(6) 本新株予約権の行使の条件

① 各本新株予約権の一部行使はできないものとします。

② 米国の 1933 年証券法(その後の改正を含み、以下「米国証券法」といいます。)に係るルール 801(以下「ルール 801」といいます。)に従い、本新株予約権の行使につき米国における登録が免除されており、ルール 801 を適用するための要件として、米国の居住者が米国証券法に係るレギュレーション S(以下「レギュレーション S」といいます。)に従った取引以外の方法で本新株予約権の取引を行うことを禁止することが要求されていることから、外国に居住又は所在する者により保有され又は実質的に保有されている本新株予約権(以下「表明対象本新株予約権」といいます。)が行使される場合には、以下の表明がなされた行使請求取次依頼書が本新株予約権の保有者(以下「本新株予約権者」といいます。)が本新株予約権の振替を行うための口座の開設を受けた振替機関又は口座管理機関(以下「直近上位機関」といいます。)に提出されることを条件とします。

表明対象本新株予約権が、本新株予約権無償割当て又はレギュレーション S に従って行われた取引によって取得されたことを表明します。

(7) 外国法令の遵守

外国法令の遵守のため、本新株予約権の行使請求取次依頼

(ii) The amount of capital reserve that will be increased in cases where shares will be issued as a result of the exercise of the Stock Acquisition Rights shall be the maximum amount of capital increase minus the amount of capital increased, as referred to in (i) above.

(5) Restriction on the transfer of Stock Acquisition Rights

Approval of the Board of Directors of the Company is not required for transferring the Stock Acquisition Rights.

(6) Conditions on exercise of the Stock Acquisition Rights

(i) None of the Stock Acquisition Rights shall be partially exercised.

(ii) The exercise of the Stock Acquisition Rights is exempted from registration in the United States pursuant to Rule 801 ("Rule 801") of the U.S. Securities Act of 1933, as amended (the "Act"), which requires prohibition of U.S. residents from transferring the Stock Acquisition Rights other than through transfers in accordance with Regulation S ("Regulation S") under the Act. Accordingly, for any Stock Acquisition Rights to be exercised which are held or beneficially owned by those who reside or are located outside Japan, the exercise/cancel request must include the following

書に、本新株予約権を行使しようとする各本新株予約権者から以下の表明を受けたものとみなす旨を記載するものとします。

① 本新株予約権を行使しようとする日本国内に居住又は所在する本新株予約権者は、当該行使により、ルール801(ルール801を適用するための要件として、米国の居住者がレギュレーションSに従った取引以外の方法で本新株予約権の取引を行うことを禁止することが要求されています。)に従い、本新株予約権の行使につき米国における登録が免除されていることを理解している旨を表明したものとみなされます。また、本新株予約権を行使しようとする日本国内に居住又は所在する本新株予約権者は、当該行使により、本新株予約権無償割当て又はレギュレーションSに従って行われた取引のいずれかを通じて当該行使に係る本新株予約権を取得した旨を表明し合意したものとみなされます。

② 本新株予約権を行使しようとし又は本新株予約権若しくはその行使により発行される当社普通株式に関してその他の取引を行う本新株予約権者は、本新株予約権の行使により、(ｉ)当該本新株予約権者又は当該本新株予約権の実質的保有者が居住し又は現在所在している法域において適法に本新株予約権の募集を受け、これを取得及び行使し、本新株予約権の目的となる当社普通株式の募

representation and be submitted to the Book-Entry Transfer Institution or an account management institution with which the holder of the Stock Acquisition Rights (the "Holder") may open his/her account for transfer and/or exercise of the Stock Acquisition Rights (the "Agent"):

The Stock Acquisition Rights to be exercised have been obtained through the Allotment of Stock Acquisition Rights without Contribution or a transfer made in accordance with Regulation S.

(7) Compliance with foreign laws and regulations

To ensure compliance with foreign laws and regulations, the form of the exercise/cancel request for the Stock Acquisition Rights will include the following deemed representations from each Holder exercising the Stock Acquisition Rights:

(i) Any Holder exercising any Stock Acquisition Rights who resides or is located in Japan is deemed, by making such exercise, to have represented that such person understands the exercise of the Stock Acquisition Rights is exempted from registration in the United States pursuant to Rule 801, which requires prohibition of U.S. residents from transferring the Stock

集を受けこれを引受けたこと、並びに(ii)当該本新株予約権者は、直接的又は間接的に、登録が必要となる又は法令に違反することとなる法域において募集、売却、譲渡、交付又は配分をする目的で、本新株予約権の目的となる当社普通株式を取得するものではないことを、当社、直近上位機関及び当社の代理人に対して表明及び保証したものとみなされます。

(8) 本新株予約権の取得事由

当社は、平成25年6月4日に、交付財産(以下に定義します。)と引換えに、同日において残存する本新株予約権の全部(一部は不可)を取得するものとします。

「交付財産」とは、本新株予約権1個当たり、平成25年6月3日の大阪証券取引所における当社普通株式の普通取引の売買高加重平均価格(以下「大証 VWAP 価格」といいます。)(同日に大証 VWAP 価格がない場合にはその日に先立つ直近日の大証 VWAP 価格)から6,000円を差し引いた金額を10で除して得られる金額(負の数値である場合は0とします。)の70%に相当する額(1円未満の端数が生じたときは、その端数を切り捨てるものとします。)をいいます。

(9) 本新株予約権を行使した際に生ずる1株に満たない端数の取り決め

本新株予約権を行使した本新株予約権者に交付する株式の数に1株に満たない端数が生じたときは、その端数を切り捨

Acquisition Rights other than through transfers in accordance with Regulation S. Any Holder exercising any Stock Acquisition Rights who resides or is located in Japan is also deemed, by making such exercise, to have represented and agreed that such person acquired such Stock Acquisition Rights either through the Allotment of Stock Acquisition Rights without Contribution or a transfer made in accordance with Regulation S.

(ii) Any Holder who exercises any Stock Acquisition Rights or otherwise deals in any Stock Acquisition Rights or any underlying shares of the Company's common stock issued upon exercise is deemed, by making such exercise, to have represented and warrantied to the Company, to the Agent and to any person acting on the Company's behalf that (x) such Holder or the relevant beneficial owner was offered, obtained and exercised the rights and was offered and subscribed for the underlying shares lawfully in the jurisdiction in which such Holder or the relevant beneficial owner resides or is currently located, and (y) such Holder is not acquiring, underlying shares with a view to the offer, sale, transfer, delivery or distribution,

てるものとします。

directly or indirectly, of such underlying shares into any jurisdiction where such activity would require registration or violate local laws or regulations.

(8) Acquisition clause to the Stock Acquisition Rights

On June 4, 2013, the Company shall acquire all (not part) of the Stock Acquisition Rights outstanding on that day in exchange for the Property Delivered (as defined below).

"Property Delivered" means the amount to be paid for one Stock Acquisition Right, which is equivalent to 70% of the amount (if it is a negative value, it shall be zero) obtained by dividing by ten the amount obtained by subtracting 6,000 yen from the volume weighted average price (VWAP) of the regular transactions of the shares of the Company's common stock in the Osaka Securities Exchange on June 3, 2013 (the "OSE VWAP Price") (if there is no OSE VWAP Price on June 3, 2013, the OSE VWAP Price on the immediately preceding date will be applied) (a fraction less than one yen shall be rounded down).

(9) Arrangements for fractions less than one share occurring upon exercise of the Stock Acquisition Rights

If a fraction less than one share occurs among the

number of shares to be delivered to a Holder who has exercised the Stock Acquisition Rights, such fraction shall be rounded down.

３．社債、株式等の振替に関する法律の適用

本新株予約権は、その全部について社債、株式等の振替に関する法律(以下「社債等振替法」といいます。)第 163 条の定めに従い社債等振替法の規定の適用を受けることとする旨を定めた新株予約権であり、社債等振替法第 164 条第 2 項に定める場合を除き、新株予約権証券を発行することができません。また、本新株予約権及び本新株予約権の行使により交付される株式の取扱いについては、振替機関の定める株式等の振替に関する業務規程その他の規則に従います。

3．Application of the Act on Book-Entry Transfer of Company Bonds, Shares, etc.

Each and all of the Stock Acquisition Rights are subject to Article 163 of the Act on Book-Entry Transfer of Company Bonds, Shares, etc. (the "Book Entry Act"), and the certificates for the Stock Acquisition Rights may not be issued, except for such cases provided by Article 164, paragraph 2 of the Book Entry Act. Handling of the Stock Acquisition Rights and the shares to be delivered upon exercise of the Stock Acquisition Rights must follow the Business Regulations Concerning Book-Entry Transfer of Stocks, etc. and other rules specified by the Book-Entry Transfer Institution.

４．本新株予約権の行使請求受付場所

株式会社アイ・アール　ジャパン　証券代行業務部

4．Exercise Agent of the Stock Acquisition Rights

Transfer Agency Services Department, IR Japan, Inc.

５．本新株予約権の行使に際しての金銭の払込取扱場所

株式会社三井住友銀行　新宿支店

5．Payment Handling Bank for exercise of Stock Acquisition Rights

Sumitomo Mitsui Banking Corporation, Shinjuku Branch

６．本新株予約権の行使請求及び払込の方法

(1) 本新株予約権を行使しようとする本新株予約権者は、直近上位機関に対して、本新株予約権の行使を行う旨の申出及び行

6．Procedures to exercise Stock Acquisition Rights

(1) A Holder who intends to exercise the Stock Acquisition Rights may give notice of such intent and make payments

使代金の支払いを行います。

(2) 直近上位機関に対し、本新株予約権の行使を行う旨を申し出た者は、その後これを撤回することができません。

(3) 本新株予約権の行使請求の効力は、行使請求に要する事項の通知が上記第 4 項記載の行使請求受付場所に到達し、かつ、当該本新株予約権の行使に際して出資される財産の価額の全額が前項に定める払込取扱場所の当社の指定する口座に入金された日に発生します。

7．株式の交付方法

当社は、行使請求の効力発生後、当該行使請求に係る本新株予約権者に対し、当該本新株予約権者が指定する直近上位機関における振替口座簿の保有欄に振替株式の増加の記録を行うことにより株式を交付します。

8．振替機関

株式会社証券保管振替機構

以上

to the Agent.

(2) Those who give notice of their intent to exercise the Stock Acquisition Rights to the Agent may not withdraw the notification thereafter.

(3) An exercise request for the Stock Acquisition Rights shall become effective on the day on which the notice of matters necessary for such exercise request has reached the exercise agent specified in paragraph 4 above, and the total amount of the value of the property to be contributed when the Stock Acquisition Right is exercised has been credited in the account of the payment handling bank set forth in the preceding paragraph above that is specified by the Company.

7．Method of delivery of shares

The Company shall, after the relevant exercise request has become effective, deliver shares to the Holder who submitted the exercise request by recording an increase of the number of shares in a column for shares held by such Holder in the account book at the Agent specified by such Holder.

8．Book-Entry Transfer Institution

Japan Securities Depository Center, Inc.

End

IMPORTANT INFORMATION FOR ANY U.S. SHAREHOLDERS

This rights offering is made for securities of a non-U.S. company. The offer is subject to the disclosure requirements under Japanese law that are different from those of the United States. Financial statements included in the document, if any, have been prepared in accordance with Japanese generally accepted accounting standards that may not be comparable to the financial statements of United States companies.

It may be difficult for U.S. shareholders to enforce your rights and any claim they may have arising under the federal securities laws, since the issuer is located in Japan, and some or all of its officers and directors may be residents of Japan. U.S. shareholders may not be able to sue the non-U.S. company or its officers or directors in a non-U.S. court for violations of the U.S. securities laws. It may be difficult to compel a non-U.S. company and its affiliates to subject themselves to a U.S. court's judgment.

The issuer expects the exercise of the rights to be exempt from registration in the United States in reliance upon the exemption provided by Rule 801 of the U.S. Securities Act of 1933, as amended (the "Act"), which requires prohibition of U.S. residents from transferring the rights other than through transfers in accordance with Regulation S under the Act. Accordingly, U.S. shareholders may exercise their allotted rights by following the prescribed procedures, but there will be no registration statement filed with the U.S. Securities and Exchange Commission. The rights will be listed on the Osaka Securities Exchange Co., Ltd. and will trade only through the book-entry facilities of the Japan Securities Depositary Center, Inc. in Japan.

The issuer would like to inform you that, on April 13, 2013, the issuer made a public notice in Japan that stated the following:

IR Japan, Inc. (the "Company") has resolved at a meeting of the Board of Directors, on April 12, 2013, to conduct a commitment-type rights offering (allotment of listing-type stock acquisition rights without contribution). The rights offering falls under the concept of allotment of stock acquisition rights without contribution under Article 277 of the Companies Act, and in connection with the certificates of such stock acquisition rights, the Company has filed a securities registration statement in accordance with Article 4, paragraph (1), main clause of the Financial Instruments and Exchange Act.

<Filing Date of the Securities Registration Statement>
April 12, 2013

<Address Used to Conduct Electronic Disclosure Procedures>
http://info.edinet-fsa.go.jp

<Contact Information>
IR Japan, Inc., Corporate Planning Section, 03-3796-1120

<IR reference for this case>
http://www.irjapan.net/ir_info/rights.html